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                                                                     Exhibit 5.1

                   LETTERHEAD OF SIDLEY AUSTIN BROWN & WOOD

                                 June 14, 2001


Maytag Corporation
403 West Fourth Street North
Newton, IA 50208

          Re:   $750,000,000 Principal Amount of Debt Securities and Warrants to
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                Purchase Debt Securities
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Ladies and Gentlemen:

     We refer to the Registration Statement on Form S-3 (the "Registration Statement") being filed by Maytag Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the shelf registration of $750,000,000 principal amount of the Company's debt securities (the "Debt Securities") and warrants to purchase Debt Securities (the "Warrants"). The Debt Securities are to be issued under an indenture dated as of June 15, 1987 (the "Indenture") between the Company and Bank One, National Association, formerly known as The First National Bank of Chicago, as trustee (the "Trustee"), and the Warrants are to be issued pursuant to a warrant agreement between the Company and a bank or trust company (either a warrant agreement for Warrants sold alone or a warrant agreement for Warrants sold attached to Debt Securities (individually, a "Warrant Agreement" and collectively, the "Warrant Agreements")), the proposed forms of which are being filed as Exhibit 4.3 to the Registration Statement, such Warrant or Warrants to be evidenced by a warrant certificate (a "Warrant Certificate").

     We are familiar with the proceedings to date with respect to the proposed issuance and sale of the Debt Securities and the Warrants and have examined such records, documents and questions of law, and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion.

     Based on the foregoing, we are of the opinion that:

     1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

     2. The Company has corporate power and authority to authorize and sell the Debt Securities and the Warrants.

     3. Each series of Debt Securities will be legally issued and binding obligations of the Company (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law) when:
(i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such series of Debt Securities shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Company's Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of such series of Debt Securities as contemplated by the Registration Statement and the Indenture; and (iv) such series of Debt Securities shall have been duly executed and authenticated as provided in the Indenture and such resolutions and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

     4. Each issue of Warrants will be legally issued and binding obligations of the Company (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditor's rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law) when: (i) the Registration
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Statement, as finally amended (including all necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a Warrant Agreement relating to such issue of Warrants, substantially in the form filed as Exhibit 4.3 to the Registration Statement, shall have been duly executed and delivered by the Company and the Warrant Agent (as defined in the Warrant Agreement); (iii) a prospectus supplement with respect to such issue of Warrants shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iv) the Company's Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of such issue of Warrants as contemplated by the Registration Statement and the Warrant Agreement, to be evidenced by one or more Warrant Certificates; and (v) the Warrant Certificate(s) representing such issue of Warrants shall have been duly executed and countersigned as provided in the Warrant Agreement and such resolutions and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

     For the purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of each series of Debt Securities or each issue of Warrants, as the case may be: (i) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; (ii) in the case of the issue of Debt Securities, the Indenture will not have been modified or amended; and (iii) in the case of the issue of Warrants, the terms and conditions of such Warrants and the related Warrant Agreement will be as contemplated by the Registration Statement.

     We do not find it necessary for the purposes of this opinion letter to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states or the District of Columbia to sales of the Debt Securities or the Warrants.

     We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement.

                                  Very truly yours,

                                  /s/  Sidley Austin Brown & Wood